Please quote our reference when replying
Our reference: RDS/DL/SN/2026/3161
Your reference: Please advise

20 July 2026

AGAPE ATP CORPORATION
(Company No. E0248912016-9)
1645, Village Center Circle Suite 170,
Las Vegas,
Nevada, 89134,
United States of America

ATTN: PROF DATO SRI DR. HOW KOK CHOONG

Dear Sirs,

LETTER OF CONSENT TO BE EXHIBITED TO AGAPE ATP CORPORATION'S FORM S-1

We, Rosli Dahlan Saravana Partnership, are the Malaysian legal counsel of AGAPE ATP Corporation (Company No. E0248912016-9) (the "**Company**"), a company incorporated under the laws of the State of Nevada, the United States of America, in its preparation and submission of the Form S-1 ("**Registration Statement**") to be filed with the United States Securities and Exchange Commission ("**SEC**"). The Company's ordinary shares are currently listed and traded on NASDAQ Capital Market under the symbol "ATPC".

2. We hereby consent to the inclusion in this Registration Statement of the Company in relation to:

2.1 the reference of our firm's name and the designation of our firm as experts on Malaysian law under the captions of "Malaysia counsel for the Company" and/or "Rosli Dahlan Saravana Partnership"; and

2.2 the filing of this letter as an exhibit to the Registration Statement.

3. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the SEC, in each case, as amended, extended, consolidated, or re-enacted from time to time, and any rules or regulations and subordinate legislation promulgated thereunder.

4. This consent is given solely with respect to matters of Malaysian law and is limited to the laws of Malaysia as in effect on the date of this letter. We express no opinion on, and this consent shall not be construed as extending to, any laws other than the laws of Malaysia.

ROSLI DAHLAN SARAVANA PARTNERSHIP
Level 16, Menara 1 Dutamas, Solaris Dutamas
No. 1 Jalan Dutamas 1, 50480 Kuala Lumpur, Malaysia

T : +603-6209 5400
F : +603-6209 5411
E : enquiry@rdslawpartners.com
W : www.rdslawpartners.com
L : linkedin.com/company/rdspartnership

20 July 2026

Yours faithfully
ROSLI DAHLAN SARAVANA PARTNERSHIP

David LH Lee
Partner
Capital Markets and Transactions